BERMAN & COMPANY, P.A.
Certified Public Accountants and Consultants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Adeona Pharmaceuticals, Inc. and Subsidiaries (a development stage company) of our report dated March 30, 2010 on the consolidated financial statements of Adeona Pharmaceuticals, Inc. and Subsidiaries for the years ended December 31, 2009 and 2008 and for the period from January 8, 2001 (inception) to December 31, 2009, included in Form 10-K filed on March 31, 2010, and to the reference to our firm under the heading "Experts" in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Berman & Company, P.A.

Boca Raton, Florida
November 29, 2010

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants